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                                                                      [NON-PLAN]
                                   UPROAR LTD.
                             SHARE OPTION AGREEMENT



RECITALS

         A. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and sets forth the terms of the grant of an option to Optionee.

         B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

            3. Limited Transferability. This option may be assigned in whole or in part during Optionee's lifetime either as (i) as a gift to one or more members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

            4. Exercisability. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

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            5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then the period for exercising this option shall be limited to a three (3)-month period measured from the date of such cessation of Service but in no event shall this option be exercisable at any time after the Expiration Date.

               (ii) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of the expiration of the twelve (12)-month period measured from the date of Optionee's death or the Expiration Date.

               (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be limited to a twelve (12)-month period measured from the date of such cessation of Service. In no event shall this option be exercisable at any time after the Expiration Date.

               (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

               (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised. To the extent this option is not exercisable at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

            6. Special Acceleration of Option.

               (a) Immediately prior to the effective date of a Corporate Transaction, the exercisability of this option shall automatically accelerate so that this option shall become exercisable for all of the Option Shares as fully-vested Shares and may be exercised for any or all of those Option Shares. No such accelerated exercisability of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the exercise schedule.

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               (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

               (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            7. Adjustment in Option Shares. Should any change be made to the Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

            9. Manner of Exercising Option.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                   (i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

                   (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                        (A) cash or check made payable to the Corporation; or

                        (B) a promissory note payable to the Corporation, but
               only to the extent authorized by the Board in accordance with Paragraph 14.

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                   Should the Shares be registered under Section 12 of the 1934
               Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                        (C) in Shares held by Optionee (or any other person or
               persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                        (D) through a special sale and remittance procedure
               pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                   Except to the extent the sale and remittance procedure is
               utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

                   (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                   (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                   (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

               (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

               (c) In no event may this option be exercised for any fractional shares.

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            10. Compliance with Laws and Regulations.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Shares may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Shares pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

            12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            13. Financing. The Board may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Board in its sole discretion.

            14. Construction. All decisions of the Board with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

            15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of New York without resort to that State's conflict-of-laws rules.


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                                    APPENDIX


         The following definitions shall be in effect under the Agreement:

         A. Agreement shall mean this Share Option Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Code shall mean the Internal Revenue Code of 1986, as amended.

         D. Corporate Transaction shall mean either of the following Shareholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         E. Corporation shall mean Uproar Ltd., a Bermuda corporation, and any successor corporation to all or substantially all of the assets or voting share of Uproar Ltd. which shall by appropriate action adopt the Plan.

         F. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         G. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         H. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

         I. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

         J. Fair Market Value per share of Shares on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Shares on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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            (ii) If the Shares are at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the date in question on the Stock Exchange determined by the Board to be the primary market for the Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii) If the Shares are at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

         K. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

         L. Grant Notice shall mean the Notice of Grant of Share Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         M. Immediate Family of Optionee shall mean Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

         N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

         O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         Q. Option Shares shall mean the number of Shares subject to the option as specified in the Grant Notice.

         R. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.


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         S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         T. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

         U. Purchase Agreement shall mean the share purchase agreement in substantially the form of Exhibit B to the Grant Notice.

         V. Service shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

         W. Shares shall mean the ordinary shares in the capital of the corporation and "Share" and "Shareholder" shall be construed accordingly.

         X. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

         Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.


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